UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Amtech Systems, Inc.

(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 17, 2021, Amtech Systems, Inc. (the “Company”), upon the approval of the Company’s Audit Committee (the “Committee”) and Board of Directors, notified Mayer Hoffman McCann P.C. (“MHM”), the Company’s current independent registered public accounting firm, that it has been dismissed from that position effective immediately. The decision to dismiss MHM was made as part of a competitive bidding process to determine the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

The audit reports of MHM on the Company’s consolidated financial statements as of and for the years ended September 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended September 30, 2021 and 2020, there were no (1) disagreements with MHM on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided MHM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that MHM furnish the Company with a letter addressed to the SEC stating whether or not MHM agrees with the above statements. The letter from MHM is filed with this Current Report on Form 8-K as exhibit 16.1.

On November 16, 2021, the Committee approved Grant Thornton LLP (“Grant Thornton”) as the Company's independent registered public accounting firm for the Company's fiscal year ending September 30, 2022, subject to the completion of Grant Thornton’s standard client acceptance procedures, which were completed on November 19, 2021. During the Company’s two most recent fiscal years ended September 30, 2021 and 2020, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2021, as part of its periodic review of corporate governance matters, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”) unanimously approved and adopted the First Amendment to Amended and Restated Bylaws of the Company (the “First Amendment”) to reinstate the right of shareholders to call a special meeting of shareholders. The following is a description of this amendment: Section 3.2 was revised to provide that record holders of shares of stock of the Company representing in the aggregate not less than 35% of the total numbers of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting may request that the Company call a special meeting of the shareholders, subject to compliance with the notice and other requirements set forth in the applicable provisions of the Bylaws. The First Amendment approved by the Board became effective immediately upon approval.

Prior to the Company’s amendment and restatement of its Bylaw in September 2020, which, among other things, removed the right of shareholders to call a special meeting, the Bylaws provided in pertinent part that holders of not less than fifty percent (50%) of the issued and outstanding shares of the Company could demand that the Company call a special meeting of shareholders. As noted above, today’s amendment reinstates such right at the lower 35% threshold.

The foregoing description of the amendment contained in the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	First Amendment to Amended and Restated and Restated Bylaws (effective as of November 16, 2021)

16.1	Letter from Mayer Hoffman McCann P.C., dated November 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	November 19, 2021	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs Title: Vice President and Chief Financial Officer